EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Standard Pacific Corp., a Delaware corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•

the Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in such report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated:  August 11, 2003

/s/ STEPHEN J. SCARBOROUGH

Stephen J. Scarborough Chairman and Chief Executive Officer

/s/ ANDREW H. PARNES

Andrew H. Parnes Senior Vice President – Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Standard Pacific Corp. and will be retained by Standard Pacific Corp. and furnished to the Securities and Exchange Commission or its staff upon request.